Exhibit 99.1

ARKO Corp. Closes 22nd Acquisition, Expands into the Commonwealth of Massachusetts with Purchase of Pride Convenience Holdings, LLC, a Leading Regional Convenience Store Operator

ARKO closes 2nd Acquisition of 2022, adding 31 convenience stores with well-known regional brand and foodservice offering built through approximately 50 years of operations.

ARKO Corp. (Nasdaq: ARKO) (“ARKO,” the “Company,” “we,” “our,” or “us”), a Fortune 500 company and one of the largest convenience store operators in the United States, announced today that GPM Investments, LLC (“GPM”) a wholly owned subsidiary of ARKO, has completed its previously announced acquisition of Pride Convenience Holdings, LLC (“Pride”), which operates 31 convenience stores, expanding ARKO’s convenience store footprint into Massachusetts, now the 34th state in which the Company operates. Pride is the Company’s 22nd acquisition since 2013.

Pride is a leading convenience store operator in the Northeast with many large format stores, including two high-volume Travel Centers designed for long-haul truckers and two modern City Stop locations that cater to short-haul truckers, as well as a new to industry City Stop location that broke ground in July 2022. Pride is regionally well known for their fresh foodservice operations.

“ARKO’s primary focus is creating long-term shareholder value by growing our core convenience store business,” said Arie Kotler, ARKO’s chairman, president and CEO. “We believe we can enhance the value of Pride’s stores and strong regional brand through our operational and merchandising abilities and scale. We welcome Pride’s employees to our Family of Community Brands and look forward to working together to enhance the business and provide value for customers.”

Since 2013, ARKO’s systematic growth strategy has significantly increased the Company’s cash flow and Adjusted EBITDA by transforming the Company from approximately 200 stores in seven states into one of the largest convenience store operators in the United States, with approximately 1,400 company-operated convenience stores.

“I believe ARKO is in a great position, with excellent liquidity and proven dealmaking ability, to continue our long-term growth strategy and grow our convenience store footprint through disciplined, accretive acquisitions at attractive multiples,” noted Kotler.

Purchase Price Details

The total purchase price for Pride was approximately $230 million plus the value of inventory. ARKO financed from its own sources approximately $30 million of the cash consideration including the value of inventory and other closing adjustments. The remaining approximately $202 million was funded by Oak Street, a Division of Blue Owl Capital (“Oak Street”), as part of the existing $1.15 billion agreement with the Company, according to which Oak Street acquired the majority of the real estate assets of Pride substantially concurrently with the closing of the transaction. The Company now leases these real estate assets from Oak Street.

Using estimated forward-looking non-GAAP measures, the Company expects that this acquisition will result in approximately $12.2 million of Adjusted EBITDA on an annual run rate, including synergies,

after incremental annual rent of approximately $12.2 million to be paid to Oak Street for the forementioned lease.1

Quick Facts About Pride Stores

Pride stores are differentiated by their well-known fresh food selection supported by its corporate kitchen and bakery, which provides high-quality bakery items, sandwiches and other items to in-store Pride Kitchens and as grab-and-go options made fresh daily. Additionally, Pride stores include other well-known offerings, including Subway and Chester’s Chicken franchises, along with seven high volume beer and wine operations. Drive-through service at some stores and utilization of popular delivery options such as Door Dash, Uber and Grub Hub underscore the quality and appeal of these foodservice options in the region.

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Approximately 50 years of continuous operations with high brand equity in the region.
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31 convenience stores including two high-volume Travel Center and two City Stop locations.
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One new to industry City Stop location broke ground in July 2022.
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Primarily large-format store base with strong inside sales.
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PrideStar proprietary app-based loyalty program enables in-store and fuel purchases as well as access to coupons.
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Regionally well-known foodservice offerings include fresh-baked goods at all stores. Fresh food like sandwiches, wraps and salads are made and delivered through a company-owned central kitchen and sold through in-store Pride Kitchens and available as grab-and-go options. Stores also offer popular quick-service options, including Subway and Chester’s Chicken franchises.
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Many stores offer drive-through service and popular delivery options.
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Approximately 74.2 million total fuel gallons sold in FY2021 with strong diesel mix at Travel Center and City Stop locations.
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Network of on-site electric chargers significantly increases charger count in ARKO’s footprint.

BMO Capital Markets Corp. acted as exclusive financial advisor to the seller.

About ARKO Corp.

ARKO Corp. (Nasdaq: ARKO) is a Fortune 500 company that owns 100% of GPM Investments, LLC and is one of the largest operators of convenience stores and wholesalers of fuel in the United States. Based in Richmond, VA, our highly recognizable family of community brands offers delicious, prepared foods, beer, snacks, candy, hot and cold beverages, and multiple popular quick serve restaurant brands. Our high value fas REWARDS® loyalty program offers exclusive savings on merchandise and gas. We operate in four reportable segments: retail, which includes convenience stores selling fuel products and other merchandise to retail customers; wholesale, which supplies fuel to independent dealers and consignment agents; GPM Petroleum, which sells and supplies fuel to our retail and wholesale sites; and fleet fueling, which includes the operation of proprietary and third-party cardlock locations, and the issuance of proprietary fuel cards that provide customers access to a nationwide network of fueling sites. To learn more about GPM stores, visit: www.gpminvestments.com. To learn more about ARKO, visit: www.arkocorp.com.

Forward-Looking Statements

This document includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may address, among other things, our expected financial and operational results and the related assumptions underlying our expected results and the expected returns and other benefits of the Pride acquisition. These forward-looking statements are distinguished by use of words such as “anticipate,” “aim,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and the negative of these terms, and similar references to future periods. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to, among other things, changes in economic, business and market conditions; our ability to maintain the listing of our common stock and warrants on the Nasdaq Stock Market; changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans; expansion plans and opportunities; changes in the markets in which we compete; changes in applicable laws or regulations, including those relating to environmental matters; market conditions and global and economic factors beyond our control, including the potential adverse effects of the ongoing global coronavirus (COVID-19) pandemic on capital markets (including with respect to new variants of the virus), general economic conditions, unemployment and our liquidity, operations and personnel; the outcome of any known or unknown litigation and regulatory proceedings; and that we are unable to implement successful integration strategies. Detailed information about these factors and additional important factors can be found in the documents that ARKO files with the Securities and Exchange Commission, such as Form 10-K, Form 10-Q and Form 8-K. Forward-looking statements speak only as of the date the statements were made. ARKO does not undertake an obligation to update forward-looking information, except to the extent required by applicable law.

Use of Non-GAAP Measures

We define EBITDA as net income (loss) before net interest expense, income taxes, depreciation and amortization. Adjusted EBITDA further adjusts EBITDA by excluding the gain or loss on disposal of assets, impairment charges, acquisition costs, other non-cash items, and other unusual or non-recurring charges. Each of EBITDA and Adjusted EBITDA is a non-GAAP financial measure.

EBITDA and Adjusted EBITDA are not recognized terms under GAAP and should not be considered as a substitute for net income (loss) or any other financial measure presented in accordance with GAAP. These measures have limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP. We strongly encourage investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.

Because non-GAAP financial measures are not standardized, EBITDA and Adjusted EBITDA, as defined by us, may not be comparable to similarly titled measures reported by other companies. It therefore may not be possible to compare our use of these non-GAAP financial measures with those used by other companies.

Media Contact

Andrew Petro

Matter on behalf of ARKO

(978) 518-4531

apetro@matternow.com

Investor Contact

Ross Parman

ARKO Corp.

investors@gpminvestments.com

1 At this time, ARKO is unable to provide a quantitative reconciliation of estimated forward-looking non-GAAP performance measures without unreasonable efforts due to the fact that the acquired business does not currently have systems in place to produce complete and comparable financial statements showing the business based on current performance.